UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 9, 2013

MEDNAX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

                            Sunrise, Florida 33323

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 9, 2013, MEDNAX, Inc., a Florida corporation (the “Company”), held its 2013 Annual Shareholders’ Meeting (the “Annual Meeting”). Of the 50,168,072 shares of common stock outstanding and entitled to vote, 45,396,955 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1: All of the Board’s nominees for Director were elected to serve until the Company’s 2014 Annual Shareholders’ Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Name	For	Withheld	Broker Non-Vote
Cesar L. Alvarez	39,055,857	4,872,149	1,468,949
Waldemar A. Carlo, M.D.	39,885,897	4,042,109	1,468,949
Michael B. Fernandez	39,866,633	4,061,373	1,468,949
Roger K. Freeman, M.D.	39,537,681	4,390,325	1,468,949
Paul G. Gabos	43,778,169	149,837	1,468,949
Pascal J. Goldschmidt, M.D.	43,777,795	150,211	1,468,949
Manuel Kadre	40,886,557	3,041,449	1,468,949
Roger J. Medel, M.D.	43,058,539	869,467	1,468,949
Donna E. Shalala, Ph.D.	43,777,757	150,249	1,468,949
Enrique J. Sosa, Ph.D.	43,757,614	170,392	1,468,949

Proposal 2: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the 2013 fiscal year was ratified by the shareholders, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
44,382,160	1,009,206	5,589	0

Proposal 3: The shareholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
28,160,891	15,752,697	14,418	1,468,949

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date: May 10, 2013	By:	/s/ Vivian Lopez-Blanco
Vivian Lopez-Blanco
Chief Financial Officer